EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: November 14, 2024

Sands Capital Global Innovation Fund II, L.P., and Sands Capital Global Innovation Fund II-KLV, L.P.

By: Sands Capital Global Innovation Fund II-GP, L.P., their general partner

By: Sands Capital Global Innovation Fund II-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Global Innovation Fund-Public Opportunities, L.P.

By: Sands Capital Global Innovation Fund-Public Opportunities-GP, L.P., its general partner

By: Sands Capital Global Innovation Fund-Public Opportunities-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Ventures, LLC

By:	/s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Sands Capital Management, LLC

/s/ Alexandra R. Fulk
Name: Alexandra R. Fulk Title: Chief Compliance Officer, Senior Counsel

By:	Frank M. Sands
Name: Frank M. Sands